EXHIBIT 32.1

NORTHWEST NATURAL GAS COMPANY

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

Each of the undersigned, MARK S. DODSON, the Chief Executive Officer, and DAVID H. ANDERSON, the Senior Vice President and Chief Financial Officer, of NORTHWEST NATURAL GAS COMPANY (the Company), DOES HEREBY CERTIFY that:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 29th day of February 2008.

/s/ Mark S. Dodson
Chief Executive Officer

/s/ David H. Anderson
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Northwest Natural Gas Company and will be retained by Northwest Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.